UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2011
PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street Merrimack, New Hampshire	03054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 882-5191
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
Pennichuck Corporation and City of Nashua File Joint Petition with
New Hampshire Public Utility Commission to Approve Merger Agreement
On February 7, 2011, Pennichuck Corporation (the “Company”) announced that on February 4, 2011 the City of Nashua, New Hampshire (the “City”) and the Company filed a joint petition with the New Hampshire Public Utilities Commission (“NHPUC”) requesting that the NHPUC approve the acquisition of the Company by the City pursuant to the terms of the Merger Agreement (“Joint Petition”). The full text of this press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference. Concurrently with the filing of the Joint Petition, because the Merger Agreement contemplates the settlement of all issues raised in the eminent domain docket (DW 04-048), the City and the Company also filed a Motion to Consolidate the Joint Petition with the eminent domain docket.
As previously reported in the Company’s November 12, 2010 Form 8-K filing with the U.S. Securities and Exchange Commission (the “SEC”), on November 11, 2010, the Company and the City entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which a to-be-formed wholly-owned subsidiary of the City will merge with and into the Company, with the Company being the surviving corporation (the “Merger”). As a result of the Merger, the City will purchase all of the outstanding common stock, $1.00 par value, and common stock equivalents of the Company for $29.00 per share, without interest (“Merger Consideration”), or approximately $138 million, in cash. At the effective time of the Merger, each outstanding option to purchase common stock of the Company will be cancelled and the holder of such option will receive a per share cash payment equal to the product of (i) the number of shares of Company Common Stock previously subject to such option multiplied by (ii) the Merger Consideration less the exercise price per share of Company Common Stock previously subject to such option.
On November 12, 2010, the Company also announced that, among other conditions precedent and contingencies, (a) the Merger is also subject to advance approval by the NHPUC pursuant to New Hampshire law, including the state’s utility municipalization statute RSA 38 and special 2007 legislation relating to the City’s right to purchase and hold the Company’s common stock, and (b) the City’s obligation to complete the Merger is subject to there being no approval conditions imposed by the NHPUC that would materially adversely affect the City’s expected economic benefits from the transaction.
The Company cannot predict how or when the NHPUC will rule on the Merger. However, on February 9, 2011, the NHPUC issued an Order of Notice ordering that on February 24, 2011 the NHPUC will hold a prehearing conference, followed by a technical session, on the Joint Petition (Docket DW 11-026), which is expected to result in a procedural schedule for the Joint Petition docket. In addition, the NHPUC ordered that a procedural conference be held concurrently on February 24th to consider the Motion to Consolidate, and other procedural issues raised by the Company and the City pursuant to their prior filing with the NHPUC on June 30, 2010, in the eminent domain docket. The Company believes the review process in the Joint Petition docket will include notice to interested parties, public hearings, discovery and testimony by the City, the Company and other interested parties, may extend into the third or fourth quarter of calendar 2011.
On January 11, 2011, the Board of Alderman of the City of Nashua, New Hampshire (the “City”) voted 14 to 1 to approve and ratify both the Merger Agreement between the City and Pennichuck Corporation (the “Company”) and the issuance of bonds necessary to finance the acquisition of all of the stock of the Company. Under New Hampshire law an affirmative vote of not less than two-thirds of the City’s Board of Aldermen within the time period set by law is required to approve and ratify the Merger Agreement and the financing. In addition, the City’s Board of Alderman also made special findings pursuant to the 2007 special legislation, granting the City the right to acquire the Company’s stock, that the acquisition of the Company’s stock was in the public interest of the City and financially advantageous to the City. As a result of this affirmative ratification vote and the special findings, the terms of the Merger Agreement became binding on both the City and the Company effective as of January 11, 2011. The Company issued a press release on November 12, 2011 announcing the results of the City’s Board of Alderman ratification vote. The full text of that press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Closing of the Merger is also subject to (a) approval by the holders of not less than two-thirds of the outstanding shares of the Company common stock, and (b) the City’s ability to obtain appropriate financing after all conditions precedent (including those specified above and other customary closing conditions) have been met.
For more information on these topics, see the Company’s press releases issued on June 2, June 30 and November 12, 2010, the related Form 8-K filings with the SEC, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, also filed with the SEC.
The Company is unable to predict whether all the approvals, contingencies and other conditions precedent to closing of the Merger will be obtained, resolved or satisfied, as applicable, and therefore if and when the Merger will close.
In connection with the Merger Agreement, on November 11, 2010, the Company also entered into a Settlement Agreement (the “Settlement Agreement”) with the City. The Settlement Agreement generally provides that the pending eminent domain proceeding brought by the City against the Company will be terminated if the Merger is not completed, including as a result of the City not obtaining either a timely positive vote of its Board of Alderman or the financing required for the Merger.

Additional Information and Where to Find It
The Company plans to file with the SEC and mail to its shareholders a proxy statement in connection with the transaction (the “Proxy Statement”). The Proxy Statement will contain important information about the Company, the City, the transaction and related matters. EXISTING AND PROSPECTIVE SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
The Company’s security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, documents filed by the Company with the SEC, including filings that will be incorporated by reference in the Proxy Statement, can be obtained, without charge, upon written request addressed to Roland E. Olivier, Secretary, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054; or telephone number: (603) 882-5191.
Participants in the Solicitation
The Company and its directors, executive officers and other members of management and the City and its officials and employees may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 4, 2010, and its proxy statement for its 2010 annual meeting, as filed with the SEC on March 26, 2010. Information about the City and its officials and employees can be found through the web site maintained by the City at www.gonashua.com. Additional information regarding the interests of those participants may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. EXISTING AND PROSPECTIVE SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING AN INVESTMENT DECISION WITH RESPECT TO THE COMPANY’S SECURITIES.
Cautionary Statement
The Merger Agreement, which is referenced herein above, provides investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that the Company delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release issued by Pennichuck Corporation on January 12, 2011.

99.2	Press Release issued by Pennichuck Corporation on February 7, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
DATED: February 11, 2011	By:	/s/ Thomas C. Leonard
Thomas C. Leonard
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release issued by Pennichuck Corporation on January 12, 2011.

99.2	Press Release issued by Pennichuck Corporation on February 7, 2011.